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                                                                    EXHIBIT 31.2

                                  CERTIFICATION

         In connection with the Quarterly Report of Daugherty Resources, Inc. (the "Company") on Form 10-QSB (the "Report") for the period ended June 30, 2003 (the "Reporting Period"), as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned, Michael P. Windisch, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted under
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. I have reviewed the Report and, based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading with respect to the Reporting Period.

         2. Based on my knowledge, the condensed consolidated financial statements and other financial information included in the Report fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods reported therein.

         3. The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-14 under the Exchange Act) for the Company, and we have (a) designed those disclosure controls and procedures to ensure that material information relating to the Company is made known to us by other personnel employed by the Company, particularly within the Reporting Period, (b) evaluated the effectiveness of those disclosure controls and procedures as of a date within 90 days prior to the filing date of the Report (the "Effective Date") and (c) presented in the Report our conclusions about the effectiveness of those disclosure controls and procedures.

         4. Based on our most recent evaluation, the Company's other certifying officer and I have disclosed to the Company's auditors and the audit committee of the Company's board of directors (a) all significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, (b) any material weakness in the Company's internal controls and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         5. The Company's other certifying officer and I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective action with regard to significant deficiencies and material weaknesses.

/s/ Michael P. Windisch

Michael P. Windisch
Chief Financial Officer
August 11, 2003